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                                  EXHIBIT 23.1

                     CONSENT OF HORWATH SYDNEY PARTNERSHIP


Barbeques Galore Limited
15041 Bake Parkway #A
Irvine, CA  92718
USA

     Re:  Barbeques Galore Limited (the "Company")
          S-8 Registration Statement for Offering of an Aggregate of 329,254 Ordinary Shares
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Ladies and Gentlemen:

     We consent to the incorporation by reference in this Registration of Barbeques Galore Limited on Form S-8 of our audit report dated August 8, 1997 appearing in Registration Statement No. 333-37259 on Form F-1 of Barbeques Galore Limited.


HORWATH SYDNEY PARTNERSHIP

/s/ Horwath Sydney Partnership
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February 18, 1998
Sydney, Australia